                                  BROOK CAREY
                217 E. Highway 260, #141 o Payson, Arizona 85541
                             OFFICE: (928) 474-2957
                          EMAIL: wkc1972@earthlink.net

July 15, 2003

SurfNet Media Group, Inc.
2245 West University Drive
Suite 9
Tempe, Arizona  85281

Attention: Robert Arkin, CEO

Dear Mr. Arkin:

This will confirm the basis upon which SurfNet Media, Inc. (the "Company") has engaged the undersigned on a nonexclusive basis, to provide advisory services to
SurfNet regarding improving SurfNet's existing product offerings, (ii)
developing new products, (iii) improving advertising, sales and marketing efforts, (iv) managing organizational development, and (v) identifying and implementing relationships with potential customers and business partners.
Consultant will be available to provide such services to SurfNet through
December 2003.

Section 1. Services to be Rendered.

the undersigned agrees to perform the following services (the "Services"):

        (a) Gain familiarity with the business, operations, properties, financial condition and prospects of the Company; and

        (b) Assist the Company in (i) positioning SurfNet's existing product offerings, (ii) developing new products, (iii) improving advertising, sales and marketing efforts, (iv) managing organizational development, and (v) identifying and implementing relationships with potential customers and business partners.

The Company will furnish the undersigned with such information as she reasonably requests in connection with the performance of the Services (all such information so furnished is referred to herein as the "Information"). The
Company understands and agrees that the undersigned, in performing the Services, will use and rely upon the Information as well as publicly available information regarding the Company or any potential partner and that the undersigned does not assume responsibility for independent verification of any information, whether publicly available or otherwise furnished to it, concerning the Company or any potential partner, including, without limitation, any financial information, forecasts or projections, considered by the undersigned in connection with the rendering of the Services. Accordingly, the undersigned shall be entitled to assume and rely upon the accuracy and completeness of all such information and is not required

SurfNet Media Group, Inc.
July 15, 2003

_____________

to conduct a  physical  inspection  of any of the  properties  or assets,  or to prepare or obtain any  independent  evaluation or appraisal of any of the assets or  liabilities,  of the Company or any potential  partner.  With respect to any financial  forecasts and  projections  made available to the  undersigned by the
Company or any potential  partners and used by the  undersigned in her analysis, the undersigned  shall be entitled to assume that such forecasts and projections have been reasonably  prepared on bases reflecting the best currently  available estimates  and  judgments  of the  management  of the  Company or any  potential partner, as the case may be, as to the matters covered thereby.

Section 2. Fees.

The Company shall pay the undersigned for the Services hereunder a fee of
$25,000 (the "Aggregate Consideration") through the issuance of shares of common stock of the Company (the "Shares") reserved for issuance under the Company's
2002 Stock Incentive Plan and registered on Form S-8. For purposes of calculating Aggregate Consideration, the value of the Shares will be determined on the basis of the average closing price in a public market on the date hereof.

Section 3. Expenses.

In addition to any fees that may be payable to the undersigned hereunder and regardless of whether any Transaction is proposed or consummated, the Company hereby agrees, from time to time upon request, to reimburse the undersigned for all of the undersigned's reasonable travel and other out-of-pocket expenses incurred in connection with the undersigned's engagement hereunder. Any fees and/or disbursements individually or in the aggregate in excess of $500.00 must be approved in advance by the written consent of the Company.

Section 4. Scope of Responsibility.

Neither the undersigned nor any of her affiliates (nor any of their respective control persons, directors, officers, employees or agents) shall be liable to the Company or to any other person claiming through the Company for any claim, loss, damage, liability, cost or expense suffered by the Company or any such other person arising out of or related to the undersigned's engagement hereunder except for a claim, loss or expense that arises primarily out of or is based primarily upon any action or failure to act by the undersigned, other than an action or failure to act undertaken at the request or with the consent of the
Company, that is found in a final judicial determination (or a settlement tantamount thereto) to constitute bad faith, willful misconduct or gross negligence on the part of the undersigned.

Section 5. Termination of Engagement.

The undersigned's engagement hereunder may be terminated by either the Company or the undersigned at any time, with or without cause, upon written notice to that effect to the other party.

SurfNet Media Group, Inc.
July 15, 2003

____________

Section 6. Governing Law: Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to the conflicts of law provisions thereof.
Any right to trial by jury with respect to any claim, action, suit or proceeding arising out of this Agreement or any of the matters contemplated hereby is waived.

Section 7. Miscellaneous.

Nothing in this Agreement is intended to obligate or commit the undersigned or any of her affiliates to provide any services other than as set out above. This
Agreement may be executed in two or more counterparts, all of which together shall be considered a single instrument. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings (both written and oral) of the parties hereto with respect to the subject matter hereof, and cannot be amended or otherwise modified except in writing executed by the parties hereto. The provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the Company. The undersigned may not assign her obligations or rights pursuant to this Agreement without the prior written consent of the Company.

If you are in agreement with the foregoing, please sign and return the attached copy of this Agreement, whereupon this Agreement shall become effective as of the date hereof.

Very truly yours,

/s/ Brook Carey

Brook Carey

Accepted and agreed:

SURFNET MEDIA GROUP, INC.

/s/ Robert D. Arkin

By:_________________________
      Robert D. Arkin, CEO